Filed Pursuant to Rule 424(b)(5)
Registration No. 333-195379

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 9, 2014)

1,530,435 shares

ARI Network Services, Inc.

$3.00 per share

__________

We are offering 1,530,435 shares of our common stock to be sold in this offering. Our common stock is listed on the NASDAQ Capital Market (“NASDAQ”) under the symbol “ARIS.” On May 6, 2015, the last reported sale price for our common stock was $3.19 per share.

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Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 and in our Annual Report on Form 10-K for the year ended July 31, 2014 to read about factors you should consider before buying shares of our common stock.

	Per Share	Total
Public offering price	$3.000	$4,591,305
Underwriting discount(1)	$0.195	$298,435
Proceeds, before expenses, to ARI Network Services, Inc.	$2.805	$4,292,870

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(1)  In addition to the underwriting discount, we have agreed to pay up to $50,000 of the fees and expenses of the underwriter in connection with this offering. See “Underwriting” for additional information regarding underwriting compensation.

We have granted the underwriter an option to purchase up to an additional 229,565 shares from us at the public offering price, less the underwriting discount, within 30 days from date of this prospectus supplement to cover over-allotments, if any.

As of May 4, 2015, the aggregate market value of our outstanding common equity held by non-affiliates was approximately $28,486,432 based on 15,149,055 shares of outstanding common stock, of which 7,491,412 shares are held by affiliates, and a price of $3.72 per share, which was the last reported sale price of our common stock on the NASDAQ Capital Market on March 16, 2015. As of the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12-calendar month period that ends on, and includes, the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

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Craig-Hallum Capital Group

The date of this prospectus supplement is May 7, 2015.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

For convenience in this prospectus supplement, “ARI,” “we,” “us,” and “our” refer to ARI Network Services, Inc. and its subsidiaries, taken as a whole, unless otherwise noted.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and certain other matters relating to us and our business. The second part, the accompanying prospectus, contains a description of our common stock and certain other information.

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the Securities and Exchange Commission (“SEC”). To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference that were filed before the date of this prospectus supplement, the information in this prospectus supplement supersedes such information.

In making your investment decision, you should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC and any other offering material we or the underwriter provide. We have not, and the underwriter has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sales of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement. It does not contain all the information you should consider before investing in shares of our common stock. Before deciding to invest in shares of our common stock, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the “Risk Factors” beginning on page S-5 of this prospectus supplement, our consolidated financial statements and the related notes, and other information that is incorporated by reference in this prospectus supplement.

Business Summary

Overview

ARI Network Services, Inc. offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ — online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (“PG&A”) for customers in the automotive tire and wheel aftermarket (“ATW”), powersports, outdoor power equipment (“OPE”), marine, home medical equipment (“HME”), recreational vehicles (“RV”) and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™

Our Solutions

Our software-as-a-service (“SaaS”), data-as-a-service (“DaaS”) and other solutions include: (i) eCommerce-enabled websites, which provide a web presence for dealers and serve as a platform for driving leads and eCommerce sales; (ii) eCatalog content, which drives sales of inventory and PG&A both online and within the dealership; (iii) fully integrated business management software for the ATW market; (iv) lead management software designed to increase sales for dealers through more efficient management and improved closure of leads; and (v) digital marketing solutions designed to generate leads and drive traffic both on-line and in store for our dealer customers. Our solutions also improve our customers’ overall customer satisfaction through a highly efficient and accurate data lookup experience at the parts counter and a quicker response time to online inquiries, both of which serve to significantly improve a customer’s overall experience with the dealer.

Our SaaS, DaaS and other solutions are sold through our internal sales force and are composed primarily of monthly recurring subscriptions, recurring license and eCatalog subscriptions and, in the case of business management software, perpetual license and maintenance contracts. Customers typically sign annual, auto-renewing contracts. Today, approximately 90% of our revenues are recurring.

In addition to our award-winning SaaS and DaaS solutions, ARI offers a suite of complementary products and services designed to supplement our four primary offerings in order to help our customers Sell More Stuff!™

Web Platform Solutions

Our eCommerce-enabled website solutions provide consumers with information about a dealership and its product lines through our extensive library of electronic catalog content and allow consumers to obtain information on whole goods and purchase PG&A via the dealers’ website 24 hours a day, 7 days a week. Our website solutions are tailored to each of the vertical markets we serve and are tightly integrated with our electronic library of inventory and PG&A content. We also offer a mobile solution that allows dealers’ websites to be fully functional on smart mobile phones.

Websites are sold through our inside sales teams, which are aligned by vertical market. The sales process will typically include a live demo of the site and may even include a free trial period (we refer to these as “test drives”). We may charge a nominal, one-time set-up fee to develop a new dealer website. Additional fees will include monthly recurring subscription fees and, under certain circumstances, variable transaction fees. Our website solutions are typically sold under one year, renewable contracts with monthly payment terms. We currently host and maintain more than 7,000 websites for dealers in all of our vertical markets.

eCatalog Platform Solutions

Our eCatalog solutions, which encompass our PartSmart®, PartSmart Web™, PartStream™, and AccessorySmart™ products, leverage our industry-leading library of electronic whole goods and PG&A content to allow distributors and dealers to view and interact with this information to efficiently support the sales and service of equipment. We believe that our eCatalog solution is the fastest and most efficient in the market, as it allows multi-line dealers to quickly access data for any of the brands serviced from within the same software, allowing the dealer’s parts and service operations to more quickly identify, locate and sell products and services to their customers. Our eCatalog solutions include:

PartSmart®, our CD-based electronic parts catalog, is used by dealers worldwide in the OPE, powersports, marine, appliance and agricultural equipment industries to increase productivity by significantly reducing parts lookup time. Our PartSmart® software is designed to allow multi-line dealers to look up parts and service information for all manufacturer product lines that the dealer carries, and integrates with more than 90 of the leading dealer business management systems.

PartSmart Web™, a SaaS solution, is used by distributors and manufacturers to provide their dealers with access to parts and pricing information via the Internet.

PartStream™, a SaaS solution, is a modular, consumer-focused illustrated parts lookup application that integrates with existing dealer and distributor websites and shopping carts and allows consumers to quickly identify the desired part, add the part to their electronic shopping cart and check out. It leverages ARI’s parts content, delivering it to PartStream™ users on demand from ARI servers.

AccessorySmartTM, a SaaS solution, is the only aftermarket PG&A lookup product of its kind, providing access to more than 500,000 SKUs from more than 1,400 powersports aftermarket manufacturers. AccessorySmart provides parts and service counter personnel a one-stop resource to look up products, cost and availability for all of the leading aftermarket PG&A distributors. AccessorySmart significantly decreases the time it takes to look up PG&A information and availability, allowing dealers to service and sell more stuff to customers on a given day. This product is powered by the fitment data we acquired with the assets of Ready2Ride, Inc. in August 2012.

Our eCatalog products are sold through our dedicated internal sales team, and fees charged include a recurring license fee, subscription fees for subscribed catalogs, and in some cases, page view fees.

Lead Management Solution

Our award-winning SaaS solution, Footsteps™, is designed to efficiently manage and nurture generated leads, increasing conversion rates and ultimately revenues for our customers. Footsteps™ connects equipment manufacturers with their dealer channel through lead consolidation and distribution, and allows the dealers to handle leads more efficiently and professionally through marketing automation and business management system integration. The product is used as a complete database of customers and prospects, and manages the dealer-to-customer relationship, from generating email campaigns and automated responses, to providing sales teams with a daily follow-up calendar and reminder notices.

Digital Marketing Solution

Our digital marketing solutions provide lead generation tools through search engine optimization, social media marketing and website enhancements, which serve to drive on-line sales and increase traffic at dealerships. Digital marketing services is a relatively new service offering by ARI and in the third quarter of fiscal 2014, we went to market with a more robust offering in the space as a result of our continued integration of the DUO Web Solutions acquisition.

Other Solutions

We also offer a suite of complementary solutions, which include software and website customization services and hosting services. Through the September 2014 acquisition of Tire Company Solutions, LLC (“TCS”), we acquired a fully integrated suite of business management software solutions for the ATW market. These solutions, TirePower for tire retailers, ePower for tire wholesalers and TreadTracks for tire retreaders, are designed to streamline every aspect of a dealer’s operations to allow them to provide improved customer service. These products are sold through our dedicated internal sales team, and fees charged include a perpetual one-time license or installation fee, maintenance and other fees.

Recent Developments

We are in the process of finalizing our results for the quarter ended April 30, 2015.

Based on currently available information, we estimate that, for the third quarter:

•  Net revenue will be in the range of $10.1 million to $10.3 million, compared to $8.2 million in the prior year’s third quarter; and

•  Earnings per share (“EPS”) will be in the range of $0.01 to $0.02, compared to EPS of $0.01 per common share in the prior year’s third quarter.

This unaudited preliminary financial information for the quarter ended April 30, 2015 is based upon our estimates and subject to completion of our financial closing procedures. Moreover, these data have been prepared solely on the basis of currently available information by, and are the responsibility of, management. This preliminary financial information is not a comprehensive statement of our financial results for this period, and our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control.

The Offering

Issuer	ARI Network Services, Inc.

Common stock offered by us	1,530,435 shares

Common stock to be outstanding immediately after this offering	16,679,490 shares

Over-allotment option	We have granted the underwriter an option exercisable for 30 days from the date of this prospectus supplement to purchase up to an additional 229,565 shares to cover over-allotments, if any.

Use of proceeds

We estimate that we will receive net proceeds of approximately $4,042,370 from this offering, or approximately $4,686,300 if the underwriter exercises its over-allotment in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering (1) to invest in or to acquire, from time to time, businesses that align with our core acquisition strategy, (2) to repay our outstanding line of credit balance of $1,750,000 incurred in connection with our recent acquisition of the assets of TASCO Corporation, and (3) for general corporate purposes, which may include working capital and/or capital expenditures. See “Use of Proceeds.”

Risk factors

An investment in our common stock involves a high degree of risk. You should read and consider the information set forth under the heading “Risk Factors” beginning on page S-5 and all other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

NASDAQ symbol	“ARIS”

The number of shares of our common stock that will be outstanding after this offering is based upon 15,149,055 shares outstanding as of May 4, 2015. This number does not include, as of such date:

•  919,685 shares of common stock issuable upon the exercise of stock options outstanding, which options had a weighted average exercise price of $1.89 per share;

•  264,730 shares of common stock that are reserved for future grants, awards or sale under our Amended and Restated 2010 Equity Incentive Plan;

•  311,126 shares of common stock reserved for issuance under our 2000 Employee Stock Purchase Plan;

•  15,000 shares of common stock issuable in September 2015 to RJ Longacre, Inc. in connection with our acquisition of substantially all of the assets of Ready2Ride, Inc.; or

•  214,000 shares issuable upon the exercise of our outstanding warrants, which have an exercise price of $2.00 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in documents that we incorporate by reference, you should carefully consider the risks discussed below before making a decision about investing in our common stock. The risks and uncertainties discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Our Business

For a discussion of the risks related to our business, please see “RISK FACTORS” in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement.

Risks Related to this Offering and Ownership of Our Common Stock

Our common stock has had limited trading.

Trading in our common stock has historically been thin. Because of the thinness of the market for our stock, the price of our common stock may be subject to manipulation. This limited trading may adversely affect the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. As a result, there could be a larger spread between the bid and the ask prices of our common stock and an investor may not be able to sell shares of our common stock when or at prices they desire.

Future acquisitions, financing arrangements or exercise of outstanding options and warrants may result in dilution to existing shareholders.

The timing, size and success of acquisition efforts and any capital commitments cannot be readily predicted. Future acquisitions or investments may be financed by issuing shares of common stock, cash, or a combination thereof. To the extent our common stock is used for all or a portion of the consideration to be paid for future acquisitions or investments, shareholders’ ownership will be diluted.

We currently do not intend to pay dividends on our common stock and, as a result, your only opportunity to achieve a return on your investment may be if the price of our common stock appreciates.

We have not paid cash dividends to date and have no current intention to pay cash dividends. Our ability to make cash distributions to our shareholders, including cash dividends, is also restricted under the terms of our credit facilities. Instead, we anticipate that all of our earnings in the foreseeable future will be used in the operation and growth of our business. Any determination to pay dividends in the future, if and to the extent then permitted under the terms of our credit facilities, will be at the discretion of our board of directors. Accordingly, your only opportunity to achieve a return on your investment in our company may be if the market price of our common stock appreciates and you sell your shares at a profit. We cannot assure you whether or to what extent the market price for our common stock in the future will exceed the price that you pay for our common stock in this offering.

Wisconsin law may impede or discourage a takeover, which could cause the market price of our shares to decline.

Certain provisions of our Amended and Restated Articles of Incorporation and our Bylaws and the Wisconsin Business Corporation Law may delay or make more difficult acquisitions or changes of control of our company not approved by our Board of Directors. These provisions also make it more difficult for third parties to replace our management without the concurrence of our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals that shareholders may otherwise consider to be in their best interests, including tender offers or attempts that might allow shareholders to receive premiums over the market price of their common stock. Under certain circumstances, these factors could reduce the market price of our common stock. See “Description of Securities — Common Stock” in the accompanying prospectus.

If securities analysts do not publish research or reports about our business, or if they downgrade our stock, the price of our stock could decline.

The trading market for our common stock is likely to be influenced by any research and reports that securities or industry analysts publish about us or our business. In the event securities or industry analysts cover our company and one or more of these analysts downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price and trading volume to decline. These risks could be especially significant for us since we have a relatively small public float and limited analyst coverage.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus supplement. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $4,042,370 from this offering, or $4,686,300 if the underwriter exercises its over-allotment option in full, in each case after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds of this offering:

•  to invest in or to acquire, from time to time, businesses that align with our core acquisition strategy, although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement;

•  to repay our outstanding line of credit balance of $1,750,000 incurred in connection with our recent acquisition of the assets of TASCO Corporation under our revolving credit facility with Silicon Valley Bank, which bears interest at an effective rate of 3.75% as of the date of this prospectus supplement and has a maturity date of September 30, 2016; and

•  for general corporate purposes, which may include working capital and/or capital expenditures.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (defined below). This summary does not purport to be a complete analysis of all the potential tax considerations relevant to Non-U.S. Holders of our common stock. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the Treasury regulations promulgated or proposed thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.

This summary assumes that shares of our common stock are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment. This summary does not purport to deal with all aspects of U.S. federal income and estate taxation that might be relevant to particular Non-U.S. Holders in light of their particular investment circumstances or status, nor does it address specific tax considerations that may be relevant to particular persons (including, for example, financial institutions, broker-dealers, insurance companies, partnerships or other pass-through entities, certain U.S. expatriates, tax-exempt organizations, pension plans, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons in special situations, such as those who have elected to mark securities to market or those who hold common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment, or holders subject to the alternative minimum tax). In addition, except as explicitly addressed herein with respect to estate tax, this summary does not address estate and gift tax considerations or considerations under the tax laws of any state, local or non-U.S. jurisdiction.

For purposes of this summary, a “Non-U.S. Holder” means a beneficial owner of common stock that for U.S. federal income tax purposes is not treated as a partnership and is not:

•  an individual who is a citizen or resident of the United States;

•  a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of a political subdivision thereof;

•  an estate, the income of which is included in gross income for U.S. federal income tax purposes regardless of its source; or

•  a trust, if (i) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of persons treated as its partners for U.S. federal income tax purposes will generally depend upon the status of the partner and the activities of the partnership. Partnerships and other entities that are classified as partnerships for U.S. federal income tax purposes and persons holding our common stock through a partnership or other entity classified as a partnership for U.S. federal income tax purposes are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of purchasing, holding and disposing of our common stock, as the case may be.

There can be no assurance that the Internal Revenue Service (“IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to the U.S. federal income or estate tax consequences to a Non-U.S. Holder of the purchase, ownership or disposition of our common stock.

THIS SUMMARY IS NOT INTENDED TO BE TAX ADVICE. NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL TAXATION, STATE, LOCAL AND NON-U.S. TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK.

Distributions on Our Common Stock

We have not paid cash dividends to date and have no current intention to pay cash dividends. If we do make a distribution of cash or property with respect to our common stock, any such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent of our then-current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends will constitute a tax-free return of capital and will first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in our common stock, but not below zero. Any distribution in excess of a shareholder’s adjusted basis will be treated as capital gain, subject to the tax treatment described below in “— Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distribution would also be subject to the discussion below in “— Additional Withholding Tax on Payments Made to Foreign Accounts.”

Dividends paid to a Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, subject to reduction under an applicable treaty. In order to obtain a reduced rate of withholding, a Non-U.S. Holder will be required to provide us or our agent, as the case may be, with appropriate properly executed IRS Form W-8BEN, IRS Form W-8BEN-E (or applicable successor form) certifying its entitlement to benefits under a treaty.

The certification requirement described above also may require a Non-U.S. Holder that provides an IRS form or that claims treaty benefits to provide its U.S. taxpayer identification number. Special certification and other requirements apply in the case of certain Non-U.S. Holders that are intermediaries or pass-through entities for U.S. federal income tax purposes. Each Non-U.S. Holder is urged to consult its own tax advisor about the specific methods for satisfying these requirements.

If dividends are effectively connected with a trade or business in the United States of a Non-U.S. Holder (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), generally will be subject to U.S. federal income tax on such dividends on a net income basis in the same manner as if it were a resident of the United States unless an applicable tax treaty provides otherwise. In addition, if a Non-U.S. Holder is treated as a corporation for U.S. federal income tax purposes, the Non-U.S. Holder may be subject to an additional “branch profits tax” equal to 30% (unless reduced by an applicable income treaty) of its earnings and profits in respect of such effectively connected dividend income.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty, the holder may obtain a refund or credit of any excess amount withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock

Subject to the discussion below in “— Additional Withholding Tax on Payments Made to Foreign Accounts,” in general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless (i) such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are met, (ii) we are or have been a “United States real property holding corporation,” as defined in the Internal Revenue Code (a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period in the shares of our common stock, and certain other requirements are met, or (iii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources (including gain, if any, realized on a disposition of our common stock) exceed capital losses allocable to U.S. sources during the taxable year of the disposition. If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain on a net income basis in the same manner as if it were a resident of the United States, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect any earnings and profits attributable to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests (as defined in the Internal Revenue Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance in this regard, we believe that we are not, and do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we became a USRPHC, a Non-U.S. Holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of our common stock by reason of our status as a USRPHC so long as our common stock is regularly traded on an established securities market at any time during the calendar year in which the disposition occurs and such Non-U.S. Holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of our common stock at any time during the shorter of the five-year period ending on the date of disposition and the holder’s holding period. However, no assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Prospective investors are encouraged to consult their own tax advisors regarding the possible consequences to them if we are, or were to become, a USRPHC.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends paid on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution is subject to certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise complies with, or qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must either (i) enter into an agreement with the U.S. Department of the Treasury (a “FATCA Agreement”), or (ii) be subject to and comply with applicable foreign law enacted in connection with an intergovernmental agreement between the United States and a foreign jurisdiction, or an IGA, in either case, requiring, among other things, that it identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), and annually report certain information about such accounts. If our common stock is held by a foreign financial institution that enters into (or is otherwise subject to) a FATCA Agreement, such foreign financial institution (or, in certain cases, a person paying amounts to such foreign financial institution) generally will be required, subject to certain exceptions, to withhold tax on payments of dividends and proceeds described above made to (x) a person (including an individual) that fails to comply with certain information requests, (y) a foreign financial institution that has not entered into (and is not otherwise subject to), and is not in compliance, with a FATCA Agreement and is not in compliance with FATCA pursuant to applicable foreign law enacted in connection with an IGA or (z) a person who is not otherwise exempt from FATCA requirements.

Under the applicable Treasury Regulations and IRS guidance, withholding under FATCA generally will apply: (i) to payments of dividends on our common stock, and (ii) to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017. Each Non-U.S. Holder should consult its own tax advisor regarding the potential application of withholding under FATCA to its investment in our common stock.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each Non-U.S. Holder the gross amount of the distributions on our common stock paid to the holder and the tax withheld, if any, with respect to the distributions.

Non-U.S. Holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Internal Revenue Code) in order to avoid backup withholding at a rate of 28% with respect to dividends on our common stock. Dividends paid to Non-U.S. Holders subject to the U.S. withholding tax, as described above in “— Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Prospective investors should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Copies of information returns may be made available to the tax authorities of the country in which the Non-U.S. Holder resides or in which the Non-U.S. Holder is incorporated under the provisions of a specific treaty or agreement.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder can be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.

UNDERWRITING

The underwriter for the offering named below has agreed to purchase, subject to the terms of an underwriting agreement dated the date of this prospectus supplement, the number of shares of common stock listed opposite its name below. The underwriting agreement provides that the obligations of the underwriter are subject to certain customary conditions precedent, representations and warranties contained therein. Pursuant to the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the over-allotment option described below.

Underwriter	Number of Shares
Craig-Hallum Capital Group LLC	1,530,435

The underwriter has advised us that it proposes to offer the shares of common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. After the offering, the public offering price may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by its counsel and other conditions specified in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriter may reject any order to purchase shares in whole or in part. The underwriter expects that we will deliver the shares to the underwriter through the facilities of The Depository Trust Company in New York, New York on or about May 12, 2015.

We have granted to the underwriter an option to purchase up to an additional 229,565 shares of common stock from us at the same price to the public, and with the same underwriting discount, specified on the cover page of this prospectus supplement. The underwriter may exercise this option in whole or in part any time during the 30-day period after the date of this prospectus supplement, but only to cover over-allotments, if any. To the extent the underwriter exercises the option, the underwriter will become obligated, subject to certain conditions, to purchase the shares for which it exercises the option.

The following table summarizes the compensation to be paid by us to the underwriter, assuming both no exercise and full exercise of the underwriter’s over-allotment option:

	Per Share	Total with no over-allotment	Total with over-allotment
Public offering price	$3.000	$4,591,305	$5,280,000
Underwriting discounts and commissions paid by us	$0.195	$298,435	$343,200
Proceeds, before expenses, to us	$2.805	$4,292,870	$4,936,800

We have agreed to reimburse the underwriter for certain of its expenses in connection with this offering in an amount not to exceed $50,000 as set forth in the underwriting agreement. We estimate the total offering expenses of this offering that will be payable by us, excluding the underwriting discounts and commissions, will be approximately $250,500.

Promptly following the consummation of the offering, we intend to make payments to Ascendiant Capital Markets LLC and H.C. Wainwright & Co. in the amounts of $8,976 and $17,424, respectively, for financial advisory services each of them has performed on our behalf, assuming full exercise of the underwriter’s over-allotment option. Neither of these firms nor any of their affiliates is engaged in the solicitation or distribution of this offering. These payments are included in the estimate of the total offering expenses payable by us, exclusive of underwriting discounts and commissions, provided above.

In the underwriting agreement, we have made certain representations and warranties to the underwriter and have agreed to indemnify the underwriter and its controlling persons against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect thereof.

From time to time in the ordinary course of business, the underwriter and certain of the underwriter’s affiliates have engaged, and may in the future engage, in investment banking transactions with us or our affiliates.

We and each of our directors and executive officers have agreed, for a period of 90 days after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of common stock or securities convertible into or exchangeable or exercisable for any shares of common stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock, whether any such aforementioned transaction is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the underwriter. Subject to certain conditions, these lock-up agreements will not restrict (1) issuances of shares of common stock by the Company on or after the 46th day of the lock-up period as consideration in connection with the Company’s acquisition of the businesses, assets or securities of one or more other companies, in an aggregate amount not to exceed 5% of the number of shares of common stock outstanding after giving effect to this offering; (2) the exercise of any option to acquire shares of common stock, provided that any shares of common stock received upon such exercise shall be subject to the restrictions contained in the lock-up agreements; or (3) the establishment of a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 for the transfer of shares of common stock.

If (i) during the last 17 days of the lock-up period, we issue an earnings release or material news or a material event relating to us occurs, or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, then the 90-day lock-up period will automatically be extended and the restrictions described above will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, as applicable, unless the underwriter waives, in writing, such extension.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise make short sales of our common stock and may purchase shares of our common stock in the open market to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in this offering. The underwriter may close out any short position either by exercising its option to purchase additional shares from us or by purchasing shares of our common stock in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. The underwriter may also engage in “stabilizing bids,” which are bids for or the purchase of shares of our common stock on behalf of the underwriter in the open market prior to the completion of this offering for the purpose of fixing or maintaining the price of our common stock.

The underwriter’s purchases to cover short sales, as well as other purchases by the underwriter for its own account, and stabilizing bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market.

In connection with this offering, the underwriter may also engage in passive market making transactions in our common stock on NASDAQ in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Neither we nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter makes any representation that the underwriter will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

A prospectus in electronic format may be made available on the websites maintained by the underwriter, if any, participating in this offering and the underwriter may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us or the underwriter, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin. The underwriter is being represented by Faegre Baker Daniels LLP, Minneapolis, Minnesota, in connection with this offering.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended July 31, 2014 have been audited by Wipfli LLP, and the financial statements of Tire Company Solutions, LLC incorporated by reference from our Current Report on Form 8-K/A filed December 12, 2014 have been audited by Lattimore, Black, Morgan & Cain, P.C. Both Wipfli LLP and Lattimore, Black, Morgan & Cain, P.C. are independent registered public accounting firms, as stated in their respective reports incorporated by reference herein. The above-referenced consolidated financial statements are incorporated by reference herein in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act that registers the shares of our common stock to be sold in this offering. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and our common stock, you should refer to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in or incorporated by reference into this prospectus supplement concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in or incorporated by reference into this prospectus supplement relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file reports and other information with the SEC. The registration statement, reports and other information we file with the SEC can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information that we file electronically with the SEC. The information we file with the SEC is also available on our website, www.arinet.com. Our website, and the information contained on or accessible through our website, is not part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with it, which means that we can disclose important information to you by referring you to those documents. You should read the information incorporated by reference because it is an important part of this prospectus supplement. Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such document or statement.

We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (other than information “furnished” rather than “filed”):

(a)  Our Annual Report on Form 10-K for our fiscal year ended July 31, 2014, filed with the SEC on October 29, 2014.

(b)  Our Quarterly Reports on Form 10-Q for the quarters ended October 31, 2014, filed with SEC on December 15, 2014, and January 31, 2015, filed with the SEC on March 17, 2015.

(c)  Our Current Reports on Form 8-K filed with the SEC on October 2, 2014 (other than with respect to Item 7.01 thereof), October 10, 2014, December 12, 2014, January 7, 2015, February 9, 2015, March 9, 2015, and April 28, 2015 (other than with respect to Item 7.01 thereof), and our Current Report on Form 8-K/A filed with the SEC on December 12, 2014.

(d)  The description of our common stock contained in our Registration Statement on Form 8-A, registering our common stock under the Securities Exchange Act of 1934, filed with the SEC on December 5, 2013 (SEC File No. 333-195379), as supplemented by the “Description of Securities” found on page 9 of the accompanying prospectus and including any amendments or reports filed for the purpose of updating such description.

We will provide a copy of these filings at no cost upon written or oral request. You may request a copy of these filings by writing to our Corporate Secretary at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224; or telephoning us at (414) 973-4300.

PROSPECTUS

ARI NETWORK SERVICES, INC.

$20,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

We may offer and sell from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate initial offering price of up to $20,000,000, subject to certain limitations under applicable securities regulations. Each time we offer securities, we will provide a prospectus supplement containing more information about the particular offering together with this prospectus. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities without a prospectus supplement.

The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in the applicable prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell the securities and is not soliciting an offer to buy the securities in any state where the offer or sale is not permitted.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ARIS”.

Investing in these securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus as well as in any accompanying prospectus supplement and the risk factors that are incorporated by reference in this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 4.

________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

________________

This prospectus is dated May 9, 2014.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time shares of our common stock, preferred stock, warrants to purchase shares of our common stock or preferred stock, and debt securities, or any combination thereof, up to a total dollar amount of $20,000,000, subject to certain limitations under applicable securities regulations. This prospectus provides you with a general description of the securities. Each time we offer the securities, we will provide a prospectus supplement that describes the terms of the offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Incorporation by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about the securities. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC public reference room as discussed below under the heading “Where You Can Find Additional Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of the securities. The prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

ABOUT ARI NETWORK SERVICES, INC.

In this prospectus, the terms “ARI,” “the Company,” “we,” “us,” and “our” refer to ARI Network Services, Inc.

We create award-winning software as a service (“SaaS”) and data as a service (“DaaS”) solutions that help equipment manufacturers, distributors and dealers in selected vertical markets Sell More Stuff!™ – online and in-store. We remove the complexity of selling and servicing parts, garments and accessories (“PG&A”) for our customers in the outdoor power equipment, powersports, automotive tire and wheel, durable medical equipment, marine, recreational vehicle and white goods industries. Our innovative products are powered by a proprietary library of enriched original equipment and aftermarket content that spans more than 469,000 models from over 1,400 manufacturers. Our customers include nearly all of the largest manufacturers and distributors in each of the vertical markets we serve, and we estimate that more than 22,000 equipment dealers, 195 distributors and 140 manufacturers worldwide leverage our web or eCatalog platforms to Sell More Stuff!™.

Our SaaS and DaaS solutions include: (i) eCommerce-enabled websites, which provide a web presence for dealers and serve as a platform for driving leads and eCommerce sales; (ii) eCatalogs, which drive sales of inventory and PG&A both online and within the dealership; and (iii) lead management software designed to increase sales for dealers through more efficient management and improved closure of leads. Our solutions also improve our customers’ overall customer satisfaction through a highly efficient and accurate data lookup experience at the parts counter and a quicker response time to online inquiries, both which serve to significantly improve a customer’s overall experience with the dealer.

Our SaaS and DaaS solutions are sold through our internal sales force and are composed primarily of recurring license and eCatalog subscriptions. Customers typically sign annual, auto-renewing contracts.

In addition to our award-winning SaaS and DaaS solutions, we offer a suite of complementary products and services designed to supplement our three primary offerings in order to help our customers Sell More Stuff!™.

Web Platform Solutions

Our eCommerce-enabled websites provide consumers with information about a dealership and its product lines and allow consumers to obtain information on whole goods and purchase PG&A through the dealers’ website 24 hours a day, 7 days a week. Our website solutions are tailored to each of the vertical markets we serve and tightly integrated with our electronic library of inventory and PG&A content. We also offer a mobile solution that allows dealers’ websites to be fully functional on smart mobile phones.

Websites are sold through our inside sales teams, which are aligned by vertical market. The sales process will typically include a live demo of the site and may even include a free trial period (we refer to these as “test drives”). We typically charge a nominal, one-time set-up fee to develop a new dealer website. Recurring fees charged for websites include a monthly subscription fee and transaction fees. Our websites are typically sold under one year, auto-renewing contracts. We currently host and maintain more than 5,500 websites for dealers in all of our vertical markets.

eCatalog Platform Solutions

Our eCatalog solutions, which encompass our PartSmart®, PartSmart Web™ and PartStream™ products, leverage our industry-leading library of electronic whole goods and PG&A content to allow distributors and dealers to view and interact with this information to efficiently support the sales and service of equipment. We believe that our eCatalog solution is the fastest and most efficient in the market, as it allows multi-line dealers to quickly access data for any of the brands serviced from within the same software, allowing the dealer’s parts and service operations to more quickly identify, locate and sell products and services to their customers. Our eCatalog solutions include:

PartSmart®, our CD-based electronic parts catalog, is used by dealers worldwide in the outdoor power equipment, powersports, marine and agricultural equipment industries to increase productivity by significantly reducing parts lookup time. Our PartSmart® software allows multi-line dealers to look up parts and service information for all manufacturer product lines that the dealer carries, and integrates with more than 90 of the leading dealer business management systems. We also provide a version of our PartSmart® product to the appliance industry, known as PartSmart® IPL.

PartSmart Web™, a SaaS solution, is used by distributors and manufacturers to provide their dealers with access to parts and pricing information via the Internet.

PartStream™, a SaaS solution, is a modular, consumer-focused illustrated parts lookup application that integrates with existing dealer and distributor websites and shopping carts and allows consumers to quickly identify the desired part, add the part to their electronic shopping cart and check out. It leverages ARI’s parts content, delivering it to PartStream™ users on demand from ARI servers.

AccessorySmart™, a SaaS solution, is the only aftermarket PG&A lookup product of its kind, providing access to more than 500,000 SKUs from more than 1,400 powersports aftermarket manufacturers. AccessorySmart provides parts and service counter personnel a one-stop resource to look up products, cost and availability for all of the leading aftermarket PG&A distributors. AccessorySmart significantly decreases the time it takes to look up PG&A information and availability, allowing dealers to service and sell more stuff to customers on a given day.

Our eCatalog products are sold through our dedicated internal sales team, and fees charged include a recurring license fee, subscription fees for subscribed catalogs, and in some cases, page view fees.

Lead Management Product

Our award-winning SaaS solution, Footsteps™, is designed to efficiently manage and nurture generated leads, increasing conversion rates and ultimately revenues for our customers. Footsteps™ connects equipment manufacturers with their dealer channel through lead consolidation and distribution, and allows the dealers to handle leads more efficiently and professionally through marketing automation and business management system integration. The product is used as a complete database of customers and prospects, and manages the dealer-to-customer relationship, from generating email campaigns and automated responses, to providing sales teams with a daily follow-up calendar and reminder notices.

Other Solutions

We also offer a suite of complementary solutions, which include search engine marketing, software and website customization services and website hosting.

Corporate Information

We were incorporated in Wisconsin in 1981. Our principal executive office and headquarters is located in Milwaukee, Wisconsin. The office address is 10850 West Park Place, Suite 1200, Milwaukee, WI 53224, and our telephone number at that location is (414) 973-4300. Our principal website address is www.arinet.com. ARI also maintains operations in Duluth, Minnesota; Cypress, California; Virginia Beach, Virginia; Floyds Knobs, Indiana; and Leiden, The Netherlands.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risk factors described below, and, if applicable, in any accompanying prospectus supplement used in connection with an offering of the securities. Our business, financial condition or results of operations could be materially and adversely affected by any of these risks. The trading price of our common stock or other securities could decline due to any of these risks, and you may lose all or part of your investment. The risks and uncertainties described below are not the only ones facing us. Other events that we do not currently anticipate or that we do not currently deem to be material also may affect our results of operations and financial condition.

Continued unfavorable economic conditions or reduced investments in technology spending may harm our business.

Our business depends on the overall demand for technology services spending, and on the economic health and general willingness of our current and prospective customers to make capital and expense commitments. If the conditions in the U.S. and global economic environment remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results and financial condition may be adversely affected. Our customers sell capital goods, some of which are considered “luxury” in nature, which are highly dependent on the disposable income of end consumers. Weak or volatile economic conditions, or a reduction in consumer spending may weaken our customers’ demand for eCatalogs, websites, lead management or other technology-enabled services, or their general information technology spending, which would likely harm our business and operating results in a number of ways, including longer sales cycles, potential lower prices for our services, reduced sales, and increased churn.

We may become liable to our customers and lose customers if we have defects or disruptions in our service or if we provide poor service.

Because we deliver some of our technology as a service, errors or defects in the software applications underlying our services, or a failure of our hosting infrastructure, may make our services, in particular our eCommerce services, unavailable to our customers. Since our customers use our eCommerce services to facilitate their sales, any errors, defects, disruptions in service or other performance problems with our services, whether in connection with the day-to-day operation of our services, upgrades or otherwise, could damage our customers’ businesses.

Despite the implementation of security measures, the core of our network infrastructure is vulnerable to unauthorized access, computer viruses, equipment failure and other disruptive problems, including the following:

•  we and our users may experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others;

•  unauthorized access may jeopardize the security of confidential information stored in our computer systems and our customers’ computer systems, which may result in liability to our customers and also may deter potential customers;

•  we may face liability for transmitting to third parties viruses that damage or impair their access to computer networks, programs, data or information;

•  there may be a systemic failure of Internet communications, leading to claims associated with the general unavailability of some of our products; or

•  eliminating computer viruses and alleviating other security or technical problems may require interruptions, delays or cessation of service to our customers.

If we have any errors, defects, disruptions in service or other performance problems with our services, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or litigation costs.

Our core markets and verticals are competitive, and if we do not compete effectively, our operating results may be harmed.

The markets for eCatalogs, websites, lead management and other technology-enabled services targeted at our vertical markets are competitive, and the eCommerce area, specifically, is rapidly changing with relatively low barriers to entry. With the introduction of new technologies and market entrants, we expect competition to remain intense. In addition, increased competition generally could result in reduced sales, reduced margin or the failure of our services to achieve or maintain more widespread market acceptance. Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ability to tailor and customize services for a specific company, vertical market or industry; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; professional services implementation; strength of customer relationships; and financial resources of the vendor. To compete effectively, we also must be able to more frequently update our services to meet market demand.

Our principal competitors include Snap-on Business Solutions and Powersports Network, owned by Dominion Enterprises. Some of our actual and potential competitors enjoy competitive advantages over us, such as greater name recognition within our target vertical markets, larger marketing budgets, as well as substantially greater financial, technical and other resources. If we are not able to compete effectively, our operating results will be harmed.

The impact of negative factors on the business may not be immediately reflected in our financial results.

Because we recognize subscription revenue over the term of the applicable agreement, non-renewal of subscriptions or reductions in new service agreements may not be reflected immediately in our operating results. The majority of our revenue in any given period is attributable to service agreements entered into during previous periods. A decline in new or renewed service agreements in any one period will not be fully reflected in our revenue in that period but will harm our revenue in future periods. As a result, the effect of significant downturns in sales and market acceptance of our services in a particular period may not be fully reflected in our operating results until future periods. Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, because revenue from new customers must be recognized over the applicable subscription term.

Our operating results may fluctuate from quarter to quarter.

We expect that a portion of our revenue in the future will be derived from non-recurring fee income, which consists primarily of revenues from professional services such as software customization and training, software sales and one-time network installation fees. The timing of receipt of this revenue is dependent upon several factors that we cannot predict. These factors include:

•  the time required to close large license fee and development agreements, which can be delayed due to customer requirements and decision-making processes;

•  the seasonality of certain sectors of the markets in which we operate;

•  delays in the introduction of new products or services and their acceptance by customers; and

•  delays in delivering customized software to our customers.

Our costs are not entirely predictable and may vary from quarter-to-quarter due to acquisitions or non-recurring expenditures. Cash flows may also vary from quarter to quarter, depending on the timing of disbursements and customer payments. These fluctuations may make period-to-period comparisons of our results of operations more complex.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm our operating results.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business and may increase our compliance costs.

Our business could suffer if we are unable to protect our intellectual property rights or become liable for infringing the intellectual property rights of others.

We regard our trademarks, proprietary technology and similar intellectual property as critical to our success, and we rely upon trademark law, trade secret protection, and confidentiality and license agreements with our employees, strategic partners, and others to protect our proprietary rights, but these measures can have only limited effectiveness. Prevalent use of the Internet has also increased the ease with which third parties can distribute our intellectual property without our authorization.

We intend to pursue the registration of our material trademarks as necessary. We may not be entitled to the benefits of any such registration until such registration takes effect. In addition, effective protection may not be available in every country in which our products are available. Further, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, copyrights and other intellectual property rights of third parties by us and our licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against us. These claims, even if without merit, could require us to expend significant financial and managerial resources. Furthermore, if claims like this were successful, we might be required to change our trademarks, alter our content, products or services, or pay financial damages, any of which could substantially increase our operating expenses. We also may be required to obtain licenses from others to refine, develop, market and deliver new services. We may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable. In the future we could be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of trademarks and other intellectual property rights of third parties by us and our licensees. Any such claims could have a material adverse effect on our business, financial condition and operating results.

We may be exposed to risks and costs associated with protecting the integrity and security of our customers’ information.

A significant number of customers make purchases from us using credit cards. In order for our business to function successfully, we and other market participants must be able to handle and transmit confidential information, including credit card information, securely. We are not fully compliant with Payment Card Industry, or PCI, Data Security Standards and there can be no assurance that in the future we will be able to operate our facilities and our customer service and sales operations in accordance with PCI or other industry recommended practices. We intend to obtain compliance with PCI Data Security Standards and will incur additional expenses to attain and maintain PCI compliance.

Further, there is increased litigation over personally identifiable information and we may be subject to one or more claims or lawsuits related to intentional or unintentional exposure of our customer’s personally identifiable information. Even if we are compliant with such standards, we still may not be able to prevent security breaches involving customer transaction data. Any breach could cause consumers to lose confidence in the security of our website and choose not to purchase from us. If a computer hacker or other criminal is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations. Any security breach could expose us to risks of data loss, fines, litigation and liability and could seriously disrupt our operations and harm our reputation, any of which could adversely affect our business.

In addition, states and the federal government have enacted additional laws and regulations to protect consumers against identity theft, including laws governing treatment of personally identifiable information. We collect and store personal information from consumers in the course of doing business. These laws have increased the costs of doing business and, if we fail to implement appropriate safeguards or we fail to detect and provide prompt notice of unauthorized access as required by some of these laws, we could be subject to potential claims for damages and other remedies. If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We are dependent on our management and employees.

We are dependent on the services of our executive officers and other key employees. There can be no assurance, however, that we can obtain executives of comparable expertise and commitment in the event of death, disability, or voluntary departure of one of our executive officers or other key employees, or that our business would not suffer material adverse effects as the result of the death, disability, or voluntary departure. Further, the loss of the services of any one or more of these employees could have an adverse effect on our business. In addition, we will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense. If we are unable to do so, our business, results of operations and financial condition could be materially and adversely affected.

Our common stock has a limited trading market.

Trading in our common stock has historically been thin. Because of the thinness of the market for our stock, the price of our common stock may be subject to manipulation. This limited trading may adversely affect the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. As a result, there could be a larger spread between the bid and the ask prices of our common stock and an investor may not be able to sell shares of our common stock when or at prices they desire.

We may not be able to identify, acquire and successfully integrate acquisitions.

A key component of our growth strategy has been and will continue to be acquisitions and other business development opportunities that solidify or accelerate our market position in our core offerings and vertical markets. The successful implementation of this strategy depends upon our ability to identify suitable acquisition candidates, acquire such businesses on acceptable terms, finance the acquisitions and integrate their operations successfully into ARI. There can be no assurance that such candidates will be available or, if such candidates are available, that the price will be attractive or that we will be able to identify, acquire, finance or integrate such businesses successfully. In addition, in pursuing such acquisition opportunities, we may compete with other entities with similar growth strategies; these competitors may be larger and have greater financial and other resources than ARI. Competition for these acquisition targets could also result in increased prices of acquisition targets and/or a diminished pool of companies available for acquisition.

The successful integration of these acquisitions also may involve a number of additional risks, including: (i) the inability to retain the clients of the acquired business; (ii) the lingering effects of poor client relations or service performance by the acquired business, which also may taint our existing business; (iii) the inability to retain the desirable management, key personnel and other employees of the acquired business; (iv) the inability to fully realize the desired efficiencies and economies of scale; (v) the inability to establish, implement or police ARI’s existing standards, controls, procedures and policies in the acquired business; (vi) diversion of management attention; and (vii) exposure to client, employee and other legal claims for activities of the acquired business prior to acquisition. In addition, any acquired business could perform significantly worse than expected.

The inability to identify, acquire, finance and successfully integrate acquisitions could have a material adverse effect on ARI or its estimated or desired business, income, growth or other condition and results.

Future acquisitions, financing arrangements or exercise of outstanding options and warrants may result in dilution to existing shareholders.

The timing, size and success of acquisition efforts and any capital commitments cannot be readily predicted. Future acquisitions or investments may be financed by issuing shares of common stock, cash, or a combination thereof. To the extent our common stock is used for all or a portion of the consideration to be paid for future acquisitions or investments, shareholders’ ownership will be diluted.

We face risks with our international strategy.

Our business strategy includes increasing our presence in the non-U.S. markets. This strategy presents a number of special risks, including:

•  managing more geographically diverse operations;

•  dealing with currency fluctuations;

•  the increased costs of operation;

•  only having a small number of employees in these markets;

•  our dependence on value-added resellers and contractors to sell and service our products;

•  a much smaller and more concentrated current customer base; and

•  the assumption that U.S. international policy will remain favorable towards the countries in which we sell our products and services.

Our historical losses have resulted in accumulated deficits on the balance sheet.

While we have been profitable in recent years, we have experienced net losses in numerous fiscal years since our organization in 1981, including fiscal 2013. These net losses have resulted in an accumulated deficit of $88,762,000 at July 31, 2013. We may not be able to attain or increase profitability in the future. As a result of these historical losses, our financial position has been weakened, and our ability to finance our growth may be constrained.

We will require a significant amount of cash to service our indebtedness. Our ability to generate cash depends on certain factors beyond our control.

Our ability to make principal and interest payments on our indebtedness and to fund planned capital expenditures and product development efforts will depend on our ability to generate cash in the future. Our future operating performance and financial results will be subject, in part, to factors beyond our control, including dealer bankruptcies in the vertical markets we serve, and general economic, financial and business conditions. We cannot assure that our business will generate sufficient cash flow from operations or that future financing facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

If we are unable to generate sufficient cash flow to service our debt, we may be required to:

•  refinance all or a portion of our debt or obtain additional financing, neither of which can be assured and may be at terms that are less favorable than our current financing arrangements;

•  sell some of our assets or operations;

•  reduce or delay capital expenditures, research and development efforts and acquisitions; or

•  revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations. In addition, we cannot assure that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference herein contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statement that is not a statement of historical fact may be deemed a forward-looking statement. For example, statements containing the words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “projects,” “would” and similar expressions are intended to identify forward-looking statements. There can be no assurance that we will actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. There are a number of important factors that could cause our actual results to differ materially from those indicated by these forward-looking statements, including the factors referred to above under the caption “Risk Factors.” These important factors include the factors that we identify in the documents we incorporate by reference in this prospectus. You should read these factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear in this prospectus, any prospectus supplement and in the documents incorporated by reference. We do not assume any obligation to update any forward-looking statements we make.

USE OF PROCEEDS

Unless we specify another use in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities offered by us for general corporate purposes, which may include working capital and/or capital expenditures. We will provide additional information on the use of net proceeds from the sale of the securities we offer under this prospectus in a prospectus supplement related to a specific offering.

DESCRIPTION OF SECURITIES

This summary highlights selected information about our capital stock and may not contain all of the information that is important to you. It is subject in all respects to applicable Wisconsin law and to the provisions of our articles of incorporation, as amended, and our by-laws, copies of which have been filed with the SEC, to which you should refer for more complete information.

As of the date of this prospectus, the Company’s authorized capital stock consists of 25,000,000 shares of common stock, $0.001 par value per share, and 1,000,000 shares of preferred stock, $0.001 par value per share, 100,000 shares of which are designated as Series B Junior Preferred Stock, $0.001 par value per share. No shares of preferred stock are issued or outstanding. We encourage you to read our articles of incorporation, as amended, and our by-laws because they, and not this summary, define the rights of holders of our common stock.

Common Stock

Voting Rights. In connection with the election of directors of the Company and for all other corporate purposes, each holder of common stock is entitled to one vote for each share of common stock held of record by such shareholder. The holders of common stock are not entitled to cumulative voting rights. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the shares of common stock present in person or represented by proxy and entitled to vote.

Dividends. Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of common stock are entitled to receive such dividends as may be declared thereon from time to time by the Company’s board of directors, in its discretion, out of funds legally available for payment of dividends on common stock.

The Company has not paid cash dividends on the common stock in the past and does not intend pay dividends in the foreseeable future.

Classification of Board of Directors. The Company’s board of directors is divided into three classes, and the term of office of directors of each class is three years.

Other Rights of Common Stock. In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, after there have been paid to or set aside for the holders of shares of any outstanding series of preferred stock the full preferential amounts to which such holders may be entitled, the holders of outstanding shares of common stock will be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Company available for distribution. Holders of common stock have no preemptive or other subscription rights, and the shares of common stock are not subject to further calls or assessment by the Company. There are no conversion rights or sinking fund provisions applicable to the shares of common stock.

Anti-takeover Provisions of Wisconsin Business Corporation Law

Business Combination Statute

The Company is subject to Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law (“WBCL”), which prohibit a Wisconsin corporation from engaging in a “business combination” with an interested stockholder for a period of three years following the date such person became an interested stockholder, unless before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested stockholder.

The Company may engage in a business combination with an interested stockholder after the expiration of the three-year period with respect to such shareholder only if one or more of the following is satisfied:

•  the Company’s board of directors approved the acquisition of stock before such shareholder’s acquisition date;

•  the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such shareholder; or

•  the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

In general, Sections 180.1140 to 180.1144 define business combinations between a “resident domestic corporation” and an “interested stockholder” to include the following:

•  a merger or share exchange with an interested stockholder or a corporation that is, or after the merger or share exchange would be, an affiliate or associate of an interested stockholder;

•  a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an interested stockholder or affiliate or associate of an interested stockholder equal to 5% or more of the aggregate market value of the assets or outstanding stock of the resident domestic corporation or 10% of its earning power or income;

•  the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

•  the adoption of a plan of liquidation or dissolution; and

•  certain other transactions involving an interested stockholder.

Section 180.1140(8)(a) defines an “interested stockholder” as a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then-outstanding voting stock within the last three years.

Section 180.1140(9)(a) defines a “resident domestic corporation” as a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin, (ii) it has significant business operations located in Wisconsin, (iii) more than

10% of the holders of record of its shares are residents of Wisconsin or (iv) more than 10% of its shares are held of record by residents in Wisconsin. The Company is a resident domestic corporation for purposes of these statutory provisions.

Fair Price Statute

Sections 180.1130 to 180.1133 of the WBCL provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula. A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years. Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially owned by the significant shareholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following standards have been met:

•  the aggregate value of the per share consideration is equal to the highest of:

o  the highest per share price paid for any shares of the same class of common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

o  the market value per share of the same class of the corporation’s common stock on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

o  the highest preferential amount per share of the same class of common stock in a liquidation or dissolution to which holders of the shares would be entitled; and

•  either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

Control Share Voting Restrictions

Pursuant to Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares. The Company is governed by the provisions of this section because neither the Company’s articles of incorporation, as amended, nor any resolution adopted by the Company’s board of directors, provides or specifies otherwise.

Defensive Action Restrictions

Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before such corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded. This statute requires shareholder approval for the corporation to do either of the following: (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities that may be converted into voting shares; or (ii) sell or option assets of the corporation that amount to 10% or more of the market value of the resident domestic corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the resident domestic corporation. The Company has more than three independent directors.

Constituency or Stakeholder Provision

Pursuant to Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be in the Company’s best interests, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the Company operates and any other factors that the director or officer considers pertinent.

Preferred Stock

Under our articles of incorporation, as amended, shares of preferred stock may be divided into and issued in one or more series, from time to time, with each such series to be so designated as to distinguish the shares thereof from the shares of all other series of preferred stock. Our board of directors is authorized to establish one or more series, to fix and determine the variations as among series and to fix and determine, prior to the issuance of any shares of a particular series, the following designations, terms, limitations and relative rights and preferences of such series:

•  the designation of each series and the number of shares constituting such series, which number may be increased or decreased at any time by the board of directors, unless the board of directors otherwise provides in establishing the series;

•  voting rights, if any, in addition to voting rights under applicable law, which might include the right to elect a specified number of directors in any case or if dividends on such series were not paid for a specified period of time;

•  the yearly dividend rate and other terms of dividends, if any;

•  the amount payable upon shares of preferred stock in event of voluntary or involuntary liquidation;

•  the price at and the terms and conditions on which shares of preferred stock may be redeemed;

•  sinking fund provisions for redemption or purchase of shares of preferred stock;

•  the terms and conditions on which shares of preferred stock may be converted into other series or classes of capital stock, if the shares of any series of preferred stock are issued with the privilege of conversion; and

•  any other terms, limitations and relative rights and preferences the board of directors may determine, consistent with the laws of the State of Wisconsin and the Company’s articles of incorporation, as amended.

Each series of preferred stock may have only such redemption rights, if any, conversion rights, if any, and such other designations, preferences, limitations and relative rights as is stated and expressed in the resolution or resolutions providing for the issue of such series of preferred stock adopted by the board of directors or as may be required by law.

The board of directors may determine the terms and conditions of the dividend rights, if any, of each series of preferred stock, including (i) whether the dividends are cumulative, noncumulative or partially cumulative; (ii) the dividend rate; and (iii) the payment date. In the event that the board of directors designates dividend rights with respect to a series of preferred stock, such dividends will be paid before any dividend (other than a dividend payable solely in common stock) for the same period may be paid upon the common stock, and, if dividends on the preferred stock are cumulative or partially cumulative, all unpaid dividends on those shares for any past dividend period must be fully paid or declared and set apart for payment, but without interest, before any dividend (other than a dividend payable solely in common stock) will be paid upon or set apart for payment on the common stock. The holders of preferred stock will not, however, be entitled to participate in any other or additional earnings or profits of the Company, except in case of redemption, liquidation, dissolution or winding up.

In the event of liquidation, dissolution or winding up of the Company, the holders of shares of preferred stock will be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Company fixed by the board of directors, before any amount will be paid to the holders of the common stock. Shares of the preferred stock that have been converted, redeemed, purchased or otherwise acquired by the Company may be reissued only as a part of the preferred stock other than the series of which they were originally a part.

The applicable prospectus supplement will describe the particular terms of any series of preferred stock.

Warrants

We may issue warrants to purchase our common stock or preferred stock. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We may issue warrants under one or more warrant agreements to be entered into between the Company, and a warrant agent that we would name in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including some or all of the following:

•  the title of the warrants;

•  the offering price and aggregate number of warrants to be offered;

•  the exercise price of the warrants;

•  the number of shares of common stock or preferred stock that can be purchased upon the exercise of an individual warrant;

•  the dates or periods during which the warrants are exercisable;

•  if applicable, the designation and terms of any securities with which the warrants are issued;

•  if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

•  the terms of any rights to redeem or call the warrants;

•  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•  the effect of any merger, consolidation, sale or other disposition of our business on the warrants;

•  any minimum or maximum amount of warrants that may be exercised at any one time;

•  any terms relating to the modification of the warrants;

•  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•  any other specific terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common stock or of the preferred stock purchasable upon exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrants, see “Where You Can Find Additional Information” below. We urge you to read the applicable warrant and any applicable prospectus supplement in their entirety.

Debt Securities

We may offer secured or unsecured debt securities which may be senior or subordinated, and which may be convertible. Any debt securities that we issue will be issued under an indenture to be entered into between us and a trustee. A form of senior indenture and a form of subordinated indenture are attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the applicable prospectus supplement.

This prospectus summarizes what we believe to be the material provisions of the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference and the debt securities that we may issue under such forms of indenture. This summary is not complete and may not describe all of the provisions of the indentures or of the debt securities that may be important to you. For additional information, you should carefully read the forms of indenture attached as exhibits to the registration statement of which this prospectus forms a part and that are incorporated herein by reference.

In addition, when we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. The terms of such a particular series of debt securities may differ from the terms described in this prospectus. As a result, the particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the applicable prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the applicable prospectus supplement and to the following description.

The debt securities may be issued in one or more series as may be authorized from time to time. Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•  title and aggregate principal amount;

•  percentage or percentages of principal amount at which such securities will be issued;

•  maturity date(s);

•  interest rate(s) or the method for determining the interest rate(s);

•  dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•  redemption (including upon a “change of control”) or early repayment provisions;

•  whether the securities will be senior or subordinated;

•  whether the securities will be secured or unsecured, and if secured, what the collateral will consist of;

•  applicable subordination provisions, if any;

•  conversion or exchange into other securities;

•  authorized denominations;

•  form;

•  amount of discount or premium, if any, with which such securities will be issued;

•  any defaults and events of default applicable to the particular debt securities being issued;

•  currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•  whether such securities will be issued in whole or in part in the form of one or more global securities;

•  identity of the depositary for global securities;

•  whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•  the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•  any covenants applicable to the particular debt securities being issued;

•  time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•  securities exchange(s) on which the securities will be listed, if any;

•  whether any underwriter(s) will act as market maker(s) for the securities;

•  extent to which a secondary market for the securities is expected to develop;

•  our obligation or right to redeem, purchase or repay securities under a sinking fund, amortization or analogous provision;

•  provisions relating to covenant defeasance and legal defeasance;

•  provisions relating to satisfaction and discharge of the indenture;

•  provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•  additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

Unless otherwise indicated in a prospectus supplement, we expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indentures and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indentures and the debt securities must be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

Each prospectus supplement will describe the method of distribution of the securities offered pursuant to the prospectus supplement.

We may sell the securities offered by this prospectus in one or more of the following ways from time to time:

•  to or through underwriters or dealers;

•  directly to purchasers, including our affiliates;

•  through agents;

•  through a block trade in which the broker or dealer engaged to handle the block will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•  through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We may engage in “at the market” offerings of our common stock. An “at the market” offering is an offering of our common stock at other than a fixed price to or through a market maker.

We will set forth in a prospectus supplement the terms of the offering of our securities, including some or all of the following:

•  the type and amount of securities we are offering;

•  the purchase price of our securities being offered and the net proceeds we will receive from the sale;

•  the method of distribution of the securities we are offering;

•  the name or names of any agents, underwriters or dealers;

•  any over-allotment options under which underwriters may purchase additional securities from us;

•  any underwriting discounts and commissions or agency fees and commissions and other items constituting underwriters’ or agents’ compensation;

•  any discounts or concessions allowed or reallowed or paid to dealers; and

•  any securities exchanges on which such securities may be listed.

Sale Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities offered by this prospectus, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities, including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use an underwriter or underwriters in the sale of the securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

Sale Through Dealers

If we use dealers in the sale of securities offered by this prospectus, we or an underwriter will sell the securities to them as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will set forth the names of the dealers and the terms of the transactions.

Direct Sales

We may directly solicit offers to purchase securities offered by this prospectus. In this case, no underwriters or agents would be involved. We may sell securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of securities. The terms of any such sales will be described in the prospectus supplement.

Sales Through Agents

Securities also may be offered and sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter within the meaning of the Securities Act with respect to any sale of securities.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of securities may not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the NASDAQ Capital Market. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Unless the applicable prospectus supplement states otherwise, each other class or series of securities issued will be a new issue and will have no established trading market. We may elect to list any other class or series of securities on an exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter also may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents also may use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect to such liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution. Some of our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business. We will describe in the prospectus supplement the nature of any such relationship and the name of the parties involved. Any lockup arrangements will be set forth in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

EXPERTS

Wipfli LLP, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2013, as stated in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Wipfli LLP’s report, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC relating to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We have omitted parts of the registration statement, as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any document referred to are not necessarily complete and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the securities offered hereby, reference is made to such registration statement, exhibits and schedules.

We also file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act.):

•  our annual report on Form 10-K for the fiscal year ended July 31, 2013, as amended;

•  our quarterly report on Form 10-Q for the quarterly periods ended October 31, 2013 and January 31, 2014;

•  our current reports on Form 8-K filed with the SEC on January 8, 2014, December 5, 2013, November 22, 2013, and August 23, 2013;

•  our definitive proxy statement on Schedule 14A dated December 3, 2013; and

•  a description of our capital stock contained in our registration statement on Form 8-A, filed with the SEC on December 5, 2013.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act (excluding any portion of any such documents that are “furnished” but not “filed” for purposes of the Exchange Act), including reports filed after the date of the initial filing of the registration statement and before the effectiveness of the registration statement, until we sell all of the securities offered by this prospectus or terminate this offering.

You may request a copy of any of the documents referred to above, other than an exhibit to a filing unless the exhibit is specifically incorporated by reference into that filing, at no cost, by contacting us in writing or by telephone at:

Secretary

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin 53224

(414) 973-4300

1,530,435 Shares of Common Stock

ARI NETWORK SERVICES, INC.

$3.00 per share

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PROSPECTUS SUPPLEMENT

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Craig-Hallum Capital Group

The date of this prospectus supplement is May 7, 2015